Exhibit 10.31

ACKNOWLEDGEMENT AND AGREEMENT
February 7, 2013
This ACKNOWLEDGEMENT AND AGREEMENT (the “Agreement”), is dated as of February 7, 2013, by and between Genesee & Wyoming Inc., a Delaware corporation (the “Company”), and each of the other persons set forth on the signature pages hereto (collectively, the “Purchasers”). Reference is made to that certain (i) Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 1, 2012, by and among the Company and the Purchasers and (ii) Certificate of Designations for the Mandatorily Convertible Perpetual Preferred Stock, Series A-1 of Genesee & Wyoming Inc., dated September 28, 2012 (the “COD”). Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Registration Rights Agreement or COD, as applicable.
WHEREAS, Section 3(a) of the Registration Rights Agreement provides, among other things, that no later than the Mandatory Conversion Date the Company shall register pursuant to Rule 415 under the Securities Act and cause to be then effective an Automatic Shelf Registration Statement registering the offer, sale and distribution by the Shareholders of all of the Registrable Securities to be received by the Shareholders as a result of the conversion of such Shareholder's Convertible Preferred Stock on such Mandatory Conversion Date and all other Registrable Securities (including all shares issuable upon the conversion of all Convertible Preferred Stock) not previously so registered pursuant to a then effective registration statement (solely as set forth in the last sentence of the first paragraph of Section 3(a) of the Registration Rights Agreement, the “RRA Registration Requirement”);
WHEREAS, Section 7(b) of the COD sets forth, among other things, certain requirements to the Company exercising its right pursuant to Section 7(b) to cause shares of Series A-1 Preferred Stock to be converted into shares of Class A Common Stock (a “Mandatory Conversion”), including that all shares of Class A Common Stock that are issuable upon conversion of Series A-1 Preferred Stock shall have been registered by the Company for resale by the holders thereof pursuant to a then-effective registration statement (the “COD Registration Condition” and, together with the RRA Registration Requirement, the “Registration Conversion Requirement”);
WHEREAS, the Company desires a limited waiver of the Registration Conversion Requirement that would solely permit the Company to effect a one-time conversion of all of the shares of Series A-1 Preferred Stock held by the Purchasers pursuant to the second sentence of Section 7(b) of the COD without satisfying the Registration Conversion Requirement (the “Limited Conversion Waiver”); and
WHEREAS, the Purchasers desire to grant the Company the Limited Conversion Waiver in exchange for certain covenants of the Company as set forth herein.
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each party hereto agrees as follows:
1.    The Company acknowledges and agrees that absent the Limited Conversion Waiver, in order to effectuate a conversion pursuant to the second sentence of Section 7(b) of the COD, the Company would have to (i) either (a) file a new Automatic Shelf Registration Statement registering the resale of all of the shares of Class A Common Stock to be issued to the Purchasers upon conversion of the Series A-1 Preferred Stock and name the Purchasers as selling stockholders thereunder or (b) supplement the Company's registration statement (File No. 333-183862) in order to, among other things, identify the shares of Class A Common Stock to be issued to, and sold by, the Purchasers upon conversion of the Series A-1 Preferred Stock and name the Purchasers as selling stockholders thereunder, in the case of (a) or (b), in order to satisfy the Registration Conversion Requirement and (ii) to the extent required by the Securities Act, file with the SEC on a Current Report on Form 8-K (or otherwise) updated pro forma financial information in respect of the RailAmerica, Inc. acquisition required by Article 11 of Regulation S-X of the Securities Act.
2.    The Purchasers hereby agree to grant the Limited Conversion Waiver in exchange for the covenants of the Company set forth in Section 3 hereof and acknowledge and agree that, upon granting the Company the Limited Conversion Waiver and subject to meeting the other conditions to a Mandatory Conversion thereunder (including the requisite Closing Price of the Class A Common Stock and notice provisions thereof), the Company can effectuate a one-time conversion of all of the shares of Series A-1 Preferred Stock held by the Purchasers pursuant to the second sentence of Section 7(b) of the COD.

Exhibit 10.31

3.    In exchange for the Limited Conversion Waiver, the Company hereby acknowledges and agrees and covenants with the Purchasers that prior to March 14, 2013 it will file with the SEC either: (i) a new Automatic Shelf Registration Statement; or (ii) a supplement to the Company's registration statement (File No. 333-183862) that, in the case of (i) or (ii), satisfies the Registration Conversion Requirement assuming the Series A-1 Preferred Stock held by the Purchasers would have been converted on March 14, 2013, including, to the extent required by the Securities Act, filing updated pro forma financial information in respect of the RailAmerica, Inc. acquisition required by Article 11 of Regulation S-X of the Securities Act. The Purchasers hereby agree to timely provide all information and assistance reasonably required by the Company and any other persons in connection with the foregoing.
4.    The Company further acknowledges and agrees that, expect as expressly set forth herein, its agreements and covenants hereunder are supplemental to and in no way modify or supersede its obligations under the COD or Registration Rights Agreement.
5.    It is understood and agreed that money damages would not be an adequate remedy for any breach of this Agreement by any party hereto and that the non-breaching party shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such actual or potential breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. The parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and the parties agree to waive any requirements for the securing or posting of any bond in connection with such remedy.
6.    This Agreement may be executed in counterparts (including by facsimile) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]

Exhibit 10.31

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Agreement to be duly executed as of the date first above written:

GENESEE & WYOMING INC. By: /s/ Allison M. Fergus Name: Allison M. Fergus Title: General Counsel and Secretary	By: /s/ John C. Hellmann Name: John C. Hellmann Title: President and Chief Executive Officer

CP V COINVESTMENT A, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory	CP V COINVESTMENT B, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory

CARLYLE PARTNERS V GW, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory	CP V GW AIV1, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory

CP V GW AIV2, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory	CP V GW AIV3, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory

CP V GW AIV4, L.P. By: TC GROUP V, L.P., its general partner By: /s/ Gregory S. Ledford Name: Gregory S. Ledford Title: Authorized Signatory

[Signature Page to Acknowledgment and Agreement]